SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


Current Report Under to Section 13 or 15(d) of
The Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  May 28, 1996
Commission File Number:  1-10013


Larson Davis Incorporated
(Exact Name of Registrant as Specified in its Charter)


           Nevada                              87-0429944
(State or other jurisdiction of               (IRS Employer
incorporation or organization)              Identification No.)


1681 West 820 North, Provo, Utah                       84601
(Address of Principal Executive Offices)             (Zip Code)


Registrant's Telephone Number, Including Area Code:
(801) 375-0177

(Former name, former address, and formal fiscal year, if changed
since last report)         N/A


Page 1 of 22 consecutively numbered pages, including exhibits.



ITEM 5.  OTHER EVENTS

Warrant Agreement

Larson Davis Incorporated (the "Company") recently negotiated an agreement with the principal holders of its outstanding warrants (the "Warrant Holders") pursuant to which the Warrant Holders agreed to exercise all of the remaining $3.25 A, B, C, and D Warrants (the "$3.25 Warrants") held by them on or before May 27, 1996 in exchange for the agreement of the Company to issue new warrants exercisable at $6.25 per share (the "$6.25 Warrants"). $3.25 Warrants to acquire 2,000,000 shares of common stock of the Company, par value $0.001 per share (the "Common Stock"), have been exercised and the Company has issued $6.25 Warrants to purchase an aggregate of 1,675,167 shares of Common Stock. The Company has also entered into an agreement with the remaining holder of $3.25 Warrants pursuant to which such holder has agreed to exercise the $3.25 Warrants to acquire 375,000 shares of Common Stock held by such Warrant Holder by June 17, 1996, in exchange for the agreement of the Company to issue additional $6.25 Warrants to acquire 375,000 shares of Common Stock to such holder. In addition to the foregoing $6.25 Warrants, the Company has outstanding a warrant to acquire up to 50,000 shares of Common
Stock at an exercise price of $6.25 per share at any time prior to April 12, 1997.

Since March 31, 1996, the Company has received aggregate gross proceeds of $6,500,000 from the exercise of the $3.25 Warrants and issued 2,000,000 shares of Common Stock. Under the terms of the remaining agreement, the Company currently anticipates receiving an additional $1,218,750 on the exercise of the remaining $3.25 Warrants to acquire 375,000 shares of Common Stock by June 17, 1996, although there is no assurance that this exercise will occur by such date, or will occur at all.

All of the shares issued on the exercise of the $3.25 Warrants have been, or will be, issued pursuant to a exemption from the registration requirements of federal and state securities laws and, consequently, the certificates representing the shares bear a restrictive legend. However, the Company currently has an effective registration statement covering the resale of the Common Stock received on the exercise of the $3.25 Warrants by the Warrant Holders, and such shares may be sold into the trading market for the Common Stock of the Company pursuant to the Prospectus included in such registration statement.

The Company anticipates using the net proceeds from the exercise of the $3.25 Warrants to fund its plan for the development of new products specifically related to its CrossCheck and Sensar technologies, the reduction of existing indebtedness, and working capital. The development funds will be used for product design and construction of prototypes, analytical evaluation of resulting data, equipment, product refinement, manufacturing, engineering, production tooling and design, and marketing efforts.

The $6.25 Warrants are exercisable at any time subsequent to November 1, 1996 and prior to midnight November 1, 1998. The holders of the $6.25 Warrants have demand registration rights obligating the Company to file a registration statement, at its cost, to register the resale of the Common Stock issuable on exercise of the Warrants.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

The following exhibits are included as part of this report:

              SEC
Exhibit    Reference
Number       Number    Title of Document                      Page

     1        10       Agreement to Issue Warrants entered
                       into between Larson Davis
                       Incorporated and Connie Lerner,
                       dated May 29, 1996                      5





SIGNATURES

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 5, 1996             LARSON DAVIS INCORPORATED


                                 By   /s/ Dan J. Johnson
                                   Dan J. Johnson, Vice-President
                                   Secretary/Treasurer
                                   (Principal Financial and
                                   Accounting Officer)